EXHIBIT 99.1
BRAEMAR HOTELS & RESORTS
Fourth Quarter 2025 Conference Call
February 27, 2026
10 a.m. CT

Introductory Comments – Allison Beach
Good morning and welcome to today’s call to review results for Braemar Hotels & Resorts for the fourth quarter and full year 2025 and to update you on recent developments. On the call today will be: Richard Stockton, President and Chief Executive Officer; Deric Eubanks, Chief Financial Officer, and Chris Nixon, Executive Vice President and Head of Asset Management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release.
At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them. Statements made during this call do not constitute an offer to sell or a solicitation of an offer to buy any securities. Securities will be offered only by means of a registration statement and prospectus which can be found at www.sec.gov.
In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on February 26, 2026 and may also be accessed through the Company’s website at www.bhrreit.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the fourth quarter and full year ended December 31, 2025 with the fourth quarter and full year ended December 31, 2024.
I will now turn the call over to Richard Stockton. Please go ahead Richard.
Introduction – Richard Stockton
Good morning, and welcome to our 2025 fourth quarter and full year earnings conference call. Before I begin, I’d like to remind you that back in August, we announced the initiation of a sale process for Braemar. The company has engaged Robert W. Baird & Co. Inc. as its financial advisor and the sale process has been initiated. As we highlighted in the press release, there is no deadline or definitive timetable set for completion of the sale process and there can be no assurance that this process will result in a sale of the Company or its assets. In the context of evaluating all potential options to create shareholder value, we have appointed real estate broker co-advisors to evaluate the potential for individual asset sales in conjunction with the Company Sale Process. We look forward to providing an update as soon as the Board of Directors has approved next steps, a specific transaction, or determines that a development warrants public disclosure.
With that said, let me begin today’s call by providing a brief overview. Then, Deric will provide a review of our financial results, and Chris will provide an update on our asset management activity. Afterwards, we will open the call for Q&A.
We have a few key themes for today’s call:
1.First, I’m pleased to report that while our comparable fourth quarter RevPAR was flat, our portfolio delivered 1.8% growth in comparable total revenue this quarter. Our resorts continue to deliver strong growth, with comparable fourth quarter RevPAR increasing 4.1% and comparable Hotel EBITDA increasing 6.0%.
2.Second, we had significant renovations in process at 3 hotels during the quarter, which significantly impacted our portfolio results. If you exclude hotels under renovation during the quarter, our RevPAR growth was 2.6% and comparable Hotel EBITDA increased 6.4%.
3.Finally, our full year results were strong. Comparable total revenue growth was 2.8% and comparable Hotel EBITDA growth was 3.1%. I’m very pleased with these results given the difficult operating environment we are currently seeing in the hospitality industry.
Taking a closer look at our fourth quarter, our portfolio delivered strong comparable RevPAR of $340, which was in line with the prior year quarter. Importantly, renovation activity significantly impacted our portfolio results as hotels not under renovation generated comparable RevPAR growth of 2.6%.
Nine of our thirteen hotels are considered resort destinations, and our luxury resort portfolio delivered strong fourth quarter performance. Our resort portfolio reported Comparable RevPAR of $536, a 4.1% increase over the prior year period, and Comparable Hotel EBITDA of $32.5 million, a 6.0% increase over the prior year period. The brightest spots within our resort portfolio this quarter included The Ritz-Carlton Sarasota which delivered impressive comparable RevPAR growth of approximately 26%. Both the Four Seasons Resort Scottsdale at Troon North and the Bardessono Hotel and Spa performed exceptionally well, with each asset delivering comparable RevPAR growth of approximately 12%. And our Ritz-Carlton Reserve Dorado Beach, continued to be a standout, achieving comparable RevPAR of $1,806, which reflected a 10% growth rate over the prior year quarter.
This impressive performance was offset by some softness at hotels under renovation including the Cameo Beverly Hills, Hotel Yountville, and Park Hyatt Beaver Creek, which impacted our overall portfolio results.
During the fourth quarter, we sold the 410-room The Clancy in San Francisco for $115 million, or $280,000 per key. The sale price represents a 5.2% capitalization rate on net operating income for the trailing 12 months ended September 30, 2025. In conjunction with the sale, the Company paid down approximately $65 million of debt and retained approximately $44 million of net proceeds after payment of transfer taxes and transaction costs.

We also recently completed the rebranding and strategic repositioning of our Cameo Beverly Hills to Hilton’s luxury LXR brand. This transformation reflects our commitment to delivering an elevated guest experience, aligning the property with a world-class luxury standard, and enhancing its presence in the competitive high-end hospitality market.
I’m also pleased to report that, to-date, we have redeemed approximately $149 million of our non-traded preferred stock, which represents approximately 32% of the original capital raise. We expect to continue to redeem these shares as we seek to deleverage our platform and improve our cash flow per share.
We are pleased with the performance of our portfolio and believe the renovations we have recently completed will drive strong performance going forward.
I will now turn the call over to Deric to take you through our financials in more detail.
Financial Review – Deric Eubanks
Thanks, Richard.
For the quarter, we reported net loss attributable to common stockholders of $(46.0) million or $(0.67) per diluted share and AFFO per diluted share of negative $(0.02). For the full year, we reported a net loss attributable to common stockholders of $(72.7) million or $(1.07) per diluted share and AFFO per diluted share of $0.28.
Adjusted EBITDAre for the quarter was $28.8 million. Adjusted EBITDAre for the full year was $147.0 million.
At quarter end, we had total assets of $1.9 billion. We had $1.1 billion of loans. Our total combined loans had a blended average interest rate of 6.7% taking into account in-the-money interest rate caps. Based on the current level of SOFR and our corresponding interest rate caps, approximately 14% of our debt is effectively fixed and approximately 86% is effectively floating. As of the end of the fourth quarter, we had approximately 46.7% net debt to gross assets.
We ended the quarter with cash and cash equivalents of $124.4 million, plus restricted cash of $42.5 million. The vast majority of that restricted cash is comprised of lender and manager-held reserve accounts. At the end of the quarter, we also had $17.1 million in due from third-party hotel managers. This primarily represents cash held by one of our brand managers, which is also available to fund hotel operating costs.
With regard to dividends, in February 2026 we updated our preferred equity securities dividend declaration process to align the dividend cycles of our different preferred stock share classes in conjunction with the Company's previously announced Company Sale process.
To summarize, because our Series B and Series D preferred stock are pari passu with our Series E and Series M preferred stock with respect to distributions, they must receive equitable treatment regarding dividend declarations. To manage this consistently, we are moving from declaring Series B and Series D dividends at the start of the quarter to "reserving" them on a monthly basis alongside our other Series E and Series M monthly dividend declarations. This ensures all parity requirements with respect to distributions across all of our series of preferred stock are met while maintaining the actual quarterly payment of our Series B and Series D preferred stock on or near the 15th of the month following quarter-end. This also gives us flexibility in the event that we have a strategic transaction that requires a redemption or conversion of the preferred equity securities outstanding during the middle of a quarter.
As for our common equity dividend policy, the Board has not declared a policy for 2026 in light of the fact that there is an ongoing Company Sale Process, which could result in the Company's assets being sold in one or more transactions with net proceeds being distributed to shareholders after satisfying the Company's other obligations.
As of December 31, 2025, our portfolio consisted of 13 hotels with 3,028 rooms.
Our share count currently stands at 73.3 million fully diluted shares outstanding, which is comprised of 68.2 million shares of common stock and 5.1 million OP units.
This concludes our financial review. I’d now like to turn it over to Chris to discuss our asset management activities for the quarter.
Asset Management – Chris Nixon
Thank you, Deric.
During the fourth quarter, Comparable Hotel RevPAR was flat for the quarter, but we did achieve a 5.4% improvement in ADR compared to the prior-year period. During the fourth quarter, Comparable Total RevPAR increased 1.8% compared to the prior-year period. The portfolio delivered strong results despite renovation-related disruption at Cameo Beverly Hills, Park Hyatt Beaver Creek, and Hotel Yountville. Performance was further impacted by weather-related factors, including below-normal snowfall and delayed mountain openings at Park Hyatt Beaver Creek and The Ritz-Carlton, Lake Tahoe. Excluding these properties, RevPAR increased 4.6% and Total RevPAR increased 6.3% for the fourth quarter compared to the prior-year period, reflecting continued strength across the portfolio. Resort assets were a key driver of performance during the fourth quarter, delivering a 4.1% increase in RevPAR and a 6.0% increase in Hotel EBITDA compared to the prior-year quarter. The Four Seasons Scottsdale was a standout performer, with fourth quarter RevPAR up 12.2% and Hotel EBITDA growing 21.6% compared to the prior-year period. For full-year 2025, portfolio RevPAR increased 1.0% and Hotel EBITDA grew 3.1% compared to the prior-year period. The outsized Hotel EBITDA growth was driven by increases in Other Revenue, which grew 10.1% on a per-occupied room basis during the full-year compared to the prior-year period. Our team continues to drive profitability by focusing on high-margin ancillary revenue streams at the properties. We remain confident in our ability to sustain operating momentum and deliver strong results in the periods ahead. I would now like to highlight a few key accomplishments from the quarter.
For full-year 2025, Group room revenue increased 7.1% compared to the prior-year period, with fourth quarter Group room revenue up 0.4% compared to the prior-year period. The Four Seasons Scottsdale delivered one of the strongest performances in the portfolio during the quarter, with Group room revenue growth of 17.7% compared to the prior-year period. During the fourth quarter, the property generated more than 600 incremental Group room nights and delivered a $50 improvement in Group ADR compared to the prior-year period. This was driven in part by the capture of a key Group buyout, which also generated $2.4 million in high-margin ancillary revenue. This account backfilled a historically softer demand period and meaningfully enhanced overall profitability. As a result, during the fourth quarter, Catering Revenue at the property increased 22.2%, contributing to a 12.4% increase in total Food and Beverage revenue compared to the prior-year period. Across the portfolio, Catering Revenue increased 10.1% on a per-group-room night basis during the fourth quarter compared to the prior-year period, and we continue to become more selective with Group business to prioritize higher-spend programs that drive incremental Food and Beverage revenue. Our ability to sustain momentum in capturing Group demand within a competitive environment underscores the effectiveness of our targeted sales strategies and the advantages of our geographically diverse portfolio.
As I mentioned earlier, our resort properties continue to be significant contributors to portfolio performance. A highlight this quarter was The Ritz-Carlton Reserve, Dorado Beach, which continues to deliver impressive results with a 10.2% increase in RevPAR during the fourth quarter compared to the prior-year period. The property delivered a record-setting performance for the full-year 2025, with occupancy exceeding 63% and Total Revenue surpassing $91 million, representing a 10.8% increase compared to the prior-year. To expand revenue streams for the property, our team continues to focus on optimizing and expanding the residential rental program, which currently includes 16 residences. The average daily rate for residences within the rental program exceeded $12,000 during the fourth quarter. Recent operational enhancements, including streamlined onboarding for owners and integration with the Marriott Homes & Villas platform, have contributed to steady growth and improved rental performance. Turning to another standout performer, The Ritz-Carlton, Sarasota delivered strong performance during the fourth quarter, with RevPAR increasing 25.5% and Hotel EBITDA improving 48.0% compared to the prior-year period. These improvements were driven by strength across both Group and Transient segments, with Group room revenue increasing 46.6% and Transient room revenue up 17.6% compared to the prior-year period. Festive period performance was particularly strong, supported by incremental outlet revenue generated from targeted holiday activations, including a new high tea experience featuring the local Nutcracker ballet, the annual holiday brunch, and New Year’s programming, which collectively contributed to a 30.9% growth in Food and Beverage Revenue compared to the prior-year period. Additionally, the property has expanded access to its amenities for local and outside guests, resulting in a 16.1% year-to-date increase in related revenue compared to the prior-year period.
Moving on to capital expenditures, in 2025, we completed the strategic conversion of Cameo Beverly Hills to an LXR Hotels & Resorts hotel, which included a comprehensive renovation of the guestrooms and public spaces. This investment meaningfully upgraded the product and positioned the hotel as a best-in-class offering in its market. We also completed several other high-impact projects across the portfolio, including guestroom renovations at Park Hyatt Beaver Creek and Hotel Yountville, which materially enhanced each property’s competitive positioning. Additionally, during the year we delivered a refresh of Spa Botánico at The Ritz-Carlton Reserve, Dorado Beach, converted underutilized retail space into a Café & Gelato Shop at Four Seasons Scottsdale, driving higher food and beverage margins, and reconcepted The Ritz-Carlton, Lake Tahoe cafe into an elevated quick-serve outlet. In total, we invested approximately $78 million in capital expenditures in 2025, and we anticipate spending between $25 and $35 million in 2026.

In summary, we are pleased with our solid performance and continue to see the benefits of initiatives focused on productivity and cost efficiency. Our momentum reflects the strength and resilience of our diversified portfolio and the strategic positioning that we have built over time. In addition, we are actively advancing several initiatives aimed at further enhancing our well-diversified platform. We remain optimistic about the opportunities ahead and look forward to sharing continued progress in the quarters to come.
I will now turn the call back over to Richard for final remarks.
Richard Stockton
Thank you, Chris.
In summary, I’d like to reiterate that we continue to be pleased with the performance of our hotels, in particular the return to normalized growth for our resort assets. We look forward to updating you on our progress in the quarters ahead.
This concludes our prepared remarks, and we will now open the call for Q&A. Thank you.
<Q&A>
Richard Stockton
Thank you for joining us on our fourth quarter earnings call and we look forward to speaking with you again next quarter.